Service Class Distribution and Service Plan

Lincoln Variable Insurance Products Trust

This Distribution and Service Plan (the "Plan") constitutes a plan adopted pursuant to Rule l2b-l under the Investment Company Act of 1940 (the "1940 Act") for the "Service Class" of shares of each series (a "Fund") of the Lincoln Variable Insurance Products Trust (the "Trust"). The Trust is an open-end management investment company registered as such under the 1940 Act and is organized as a Delaware statutory trust. The Funds of the Trust are set forth on Schedule I hereto, which Schedule can be amended to add or remove a Fund from time to time. Shares of beneficial interest of the Funds are divided into classes of shares, one of which is designated "Service Class." The Trust offers shares of beneficial interest to certain life insurance companies ("Insurance Companies") for allocation to certain of their separate accounts established for the purpose of funding variable annuity contracts and variable life insurance policies (collectively, "Variable Contracts").

The Plan shall not take effect with respect to a Fund until it has been approved, together with any related agreements, by votes of a majority of the Board of Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related thereto ("Independent Trustees"), cast in person at a meeting called for the purpose of voting on such Plan. Such approval by the Trustees shall include a determination that in the exercise of reasonable business judgment and in light of their fiduciary duties, there is a reasonable likelihood that the Plan will benefit each such Fund and shareholders of the Service Class. References to shareholders in this Plan shall include contract holders of any Variable Contracts that invest indirectly in the Service Class of a Fund.

The Plan provides that:

l. Each Fund is authorized to pay to Insurance Companies or others, out of the assets of the Service Class, a monthly fee not to exceed the fee rate set forth on Schedule I (the "Plan Fee"), as compensation, or reimbursement for services rendered and/or expenses borne, in connection with the financing of the activities and services described in Section 3 pursuant to an agreement with an Insurance Company. The current Plan Fee, as set forth on Schedule I, may be adjusted by the Board of Trustees from time to time.

2.Payment of the Plan Fee shall be subject to applicable laws and regulations, as well as the rules of the National Association of Securities Dealers, Inc. ("NASD"). In accordance with NASD Conduct Rule 2830, as amended from time to time, the Plan Fee may constitute a "service fee," as that term is defined in Conduct Rule 2830.

3.The Trust shall pay the Insurance Companies or others, out of the assets of a Service Class, for activities primarily intended to sell Service Class shares or Variable Contracts offering that Service Class shares. Payments made under the Plan may be used for, among other things: the printing of prospectuses and reports used for sales purposes; preparing and distributing sales literature and related expenses; advertisements; education of contract owners or dealers and their representatives; and other distribution- related expenses. Payments made under the Plan may also be used to pay Insurance Companies, dealers or others for, among other things: service fees as defined under NASD rules; furnishing personal services or such other enhanced services as the Trust or a Variable Contract may require; or maintaining customer accounts and records.

4.Any person authorized to direct the disposition of monies paid or payable by the Funds pursuant to the Plan or any related agreement, including the officers of the Trust, shall furnish to the Board of Trustees, for their review, on a quarterly basis, a written report of the amounts expended under the Plan with respect to each Service Class and the purposes for which such expenditures were made.

5.The Plan shall take effect with respect to the Service Class of a Fund as of the effective date set forth on Schedule I (the "Commencement Date"); thereafter, the Plan and each related agreement shall continue in effect with respect to the Service Class of a particular Fund for a period of more than one year from the Commencement Date only so long as such continuance is specifically approved at least annually by a vote of the Board of Trustees, and of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such Plan.

6.If adopted with respect to a Fund after any public offering of the Fund's shares or the sale of the Fund's shares to person who are not affiliated persons of the Trust, affiliated persons of such person, promoters of the Trust, or affiliated persons of such persons, the Plan (solely with respect to distribution- related activities and/or services) must be approved by the vote of the Variable Contract owners who indirectly control a majority of the outstanding voting Service Class shares of the Fund. Such approval shall constitute authorization to pay distribution-related Plan Fees accrued under the Plan with respect to the Fund prior to the date of such approval.

7.(a) The Plan may be terminated as to the Trust, or each Fund at any time, without payment of any penalty, by vote of a majority of the Independent Trustees or by vote of the Variable Contract owners who indirectly control a majority of the outstanding voting securities of the Fund.

(b)The Plan may not be amended as to the Service Class with respect to a Fund to increase materially the amount to be spent for distribution pursuant to paragraph l hereof without approval by the vote of the Variable Contract owners who indirectly control a majority of the outstanding voting Service Class shares of the affected Fund(s).

8.All agreements with any person relating to the implementation of the Plan shall be in writing, and any agreement related to the Plan shall provide:

a.That such agreement may be terminated with respect to a Fund at any time,

without payment of any penalty, by vote of a majority of the Independent

Trustees or by vote of a majority of the outstanding Service Class shares of the affected Fund(s), on not more than 60 days' written notice to any other party to the agreement; and

b.That such agreement shall terminate automatically in the event of its assignment.

9.All material amendments to this Plan shall be approved by the Independent Trustees in the manner described in paragraph 5 above.

10.So long as the Plan is in effect, Independent Trustees shall constitute a majority of the Board of Trustees, and the selection and nomination of the Independent Trustees shall be committed to the discretion of such Independent Trustees. So long as the Plan is in effect, any person who acts as legal counsel to the Independent Trustees shall be an independent legal counsel.

11.The Trust shall preserve copies of the Plan, any related agreement, and any report made pursuant to Section 5 for a period of not less than six years from the date of the Plan or of such agreement or report, the first two years in an easily accessible place.

12.As used in this Plan, (a) the definitions contained in Sections 2(a)(19) and 2(a)(42) of the 1940

Act shall govern the meaning of "interested person(s)" and "vote of a majority of the outstanding voting securities," respectively; and (b) the terms "affiliated person", "assignment", "independent legal counsel", "interested person" and "promoter" shall have the meanings specified in the 1940 Act and the rules and regulations thereunder.

This Plan shall take effect on the Commencement Date, as previously defined.

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SCHEDULE I
Fund	Approved 12b-1
	Fee for the	Effective Date

	Service Class*
LVIP American Balanced Allocation Fund	0.35%	July 30, 2010
LVIP American Century Select Mid Cap Managed Volatility Fund	0.35%	January 2, 2014
LVIP American Global Balanced Allocation Managed Risk Fund	0.35%	March 1, 2012
LVIP American Global Growth Allocation Managed Risk Fund	0.35%	March 1, 2012
LVIP American Growth Allocation Fund	0.35%	July 30, 2010
LVIP American Income Allocation Fund	0.35%	July 30, 2010
LVIP American Preservation Fund	0.35%	August 27, 2012
LVIP Baron Growth Opportunities Fund	0.35%	January 1, 2008
LVIP BlackRock Advantage Allocation Fund	0.35%	May 1, 2009
LVIP BlackRock Dividend Value Managed Volatility Fund	0.35%	October 1, 2009
LVIP BlackRock Global Allocation Fund	0.35%	April 26, 2019
LVIP BlackRock Global Allocation Managed Risk Fund	0.35%	April 30, 2013
LVIP BlackRock Global Growth ETF Allocation Managed Risk Fund	0.35%	May 1, 2016
LVIP BlackRock Global Real Estate Fund	0.35%	January 1, 2008
LVIP BlackRock Inflation Protected Bond Fund	0.35%	April 30, 2010
LVIP BlackRock U.S. Growth ETF Allocation Managed Risk Fund	0.35%	May 1, 2016
LVIP Blended Large Cap Growth Managed Volatility Fund	0.35%	January 1, 2008
LVIP Blended Mid Cap Managed Volatility Fund	0.35%	January 1, 2008
LVIP ClearBridge QS Select Large Cap Managed Volatility Fund	0.35%	January 2, 2014
LVIP Delaware Bond Fund	0.35%	January 1, 2008
LVIP Delaware Diversified Floating Rate Fund	0.35%	April 30, 2010
LVIP Delaware Mid Cap Value Fund	0.35%	January 1, 2008
LVIP Delaware Social Awareness Fund	0.35%	January 1, 2008
LVIP Delaware Wealth Builder Fund	0.35%	May 1, 2009
LVIP Dimensional International Core Equity Fund	0.35%	May 1, 2015
LVIP Dimensional International Equity Managed Volatility Fund	0.35%	April 29, 2011
LVIP Dimensional U.S. Core Equity 1 Fund	0.35%	January 1, 2008
LVIP Dimensional U.S. Core Equity 2 Fund	0.35%	May 1, 2015
LVIP Dimensional U.S. Equity Managed Volatility Fund	0.35%	April 29, 2011
LVIP Dimensional/Vanguard Total Bond Fund	0.35%	April 29, 2011
LVIP Fidelity Institutional AM® Select Core Equity Managed Volatility Fund	0.35%	April 30, 2013
LVIP Franklin Templeton Global Equity Managed Volatility Fund	0.35%	January 1, 2008
LVIP Franklin Templeton Multi-Asset Opportunities Fund	0.35%	May 1, 2014
LVIP Global Aggressive Growth Allocation Managed Risk Fund	0.35%	November 1, 2018
LVIP Global Conservative Allocation Managed Risk Fund	0.35%	January 1, 2008
LVIP Global Growth Allocation Managed Risk Fund	0.35%	January 1, 2008
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Fund	Approved 12b-1
	Fee for the	Effective Date

	Service Class*
LVIP Global Moderate Allocation Managed Risk Fund	0.35%	January 1, 2008
LVIP Global Income Fund	0.35%	May 1, 2009
LVIP Government Money Market Fund	0.35%	January 1, 2008
LVIP Invesco Select Equity Income Managed Volatility Fund	0.35%	January 2, 2014
LVIP JPMorgan High Yield Fund	0.35%	April 30, 2010
LVIP JPMorgan Retirement Income Fund	0.35%	May 1, 2009
LVIP JPMorgan Select Mid Cap Value Managed Volatility Fund	0.35%	January 1, 2008
LVIP Loomis Sayles Global Growth Fund	0.35%	May 1, 2018
LVIP MFS International Growth Fund	0.35%	January 1, 2008
LVIP MFS International Equity Managed Volatility Fund	0.35%	April 30, 2013
LVIP MFS Value Fund	0.35%	January 1, 2008
LVIP Mondrian International Value Fund	0.35%	January 1, 2008
LVIP Multi-Manager Global Equity Managed Volatility Fund	0.35%	May 1, 2014
LVIP PIMCO Low Duration Bond Fund	0.35%	May 1, 2014
LVIP SSGA Bond Index Fund	0.35%	January 1, 2008
LVIP SSGA Conservative Index Allocation Fund	0.35%	July 30, 2010
LVIP SSGA Conservative Structured Allocation Fund	0.35%	July 30, 2010
LVIP SSGA Developed International 150 Fund	0.35%	January 1, 2008
LVIP SSGA Emerging Markets 100 Fund	0.35%	January 1, 2008
LVIP SSGA Emerging Markets Equity Index Fund	0.35%	November 1, 2018
LVIP SSGA Global Tactical Allocation Managed Volatility Fund	0.35%	July 30, 2010
LVIP SSGA International Index Fund	0.35%	January 1, 2008
LVIP SSGA International Managed Volatility Fund	0.35%	April 30, 2013
LVIP SSGA Large Cap 100 Fund	0.35%	January 1, 2008
LVIP SSGA Large Cap Managed Volatility Fund	0.35%	April 30, 2013
LVIP SSGA Mid-Cap Index Fund	0.35%	August 29, 2014
LVIP SSGA Moderate Index Allocation Fund	0.35%	July 30, 2010
LVIP SSGA Moderate Structured Allocation Fund	0.35%	July 30, 2010
LVIP SSGA Moderately Aggressive Index Allocation Fund	0.35%	July 30, 2010
LVIP SSGA Moderately Aggressive Structured Allocation Fund	0.35%	July 30, 2010
LVIP SSGA S&P 500 Index Fund	0.35%	January 1, 2008
LVIP SSGA Short-Term Bond Index Fund	0.35%	May 1, 2018
LVIP SSGA Small-Cap Index Fund	0.35%	January 1, 2008
LVIP SSGA SMID Cap Managed Volatility Fund	0.35%	April 30, 2013
LVIP SSGA Small-Mid Cap 200 Fund	0.35%	January 1, 2008
LVIP T. Rowe Price Growth Stock Fund	0.35%	January 1, 2008
LVIP T. Rowe Price Structured Mid-Cap Growth Fund	0.35%	January 1, 2008

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Fund	Approved 12b-1
	Fee for the	Effective Date

	Service Class*
LVIP T. Rowe Price 2010 Fund	0.35%	January 1, 2008
LVIP T. Rowe Price 2020 Fund	0.35%	January 1, 2008
LVIP T. Rowe Price 2030 Fund	0.35%	January 1, 2008
LVIP T. Rowe Price 2040 Fund	0.35%	January 1, 2008
LVIP T. Rowe Price 2050 Fund	0.35%	April 29, 2011
LVIP T. Rowe Price 2060 Fund	0.35%	May 1, 2020
LVIP U.S. Aggressive Growth Allocation Managed Risk Fund	0.35%	November 1, 2018
LVIP U.S. Growth Allocation Managed Risk Fund	0.35%	May 1, 2015
LVIP Vanguard Domestic Equity ETF Fund	0.35%	April 29, 2011
LVIP Vanguard International Equity ETF Fund	0.35%	April 29, 2011
LVIP Wellington Capital Growth Fund	0.35%	January 1, 2008
LVIP Wellington Mid-Cap Value Fund	0.35%	January 1, 2008
LVIP Western Asset Core Bond Fund	0.25%	July 1, 2016

*The fee is stated on an annualized basis but would be computed each business day based on the average daily net asset value of the Service Class shares of each Fund.

	Approved 12b-1 Fee
Fund	for the	Effective Date
	Service Class II**
LVIP American Global Growth Fund	0.75%	April 30, 2010
LVIP American Global Small Capitalization Fund	0.75%	April 30, 2010
LVIP American Growth Fund	0.75%	April 30, 2010
LVIP American Growth-Income Fund	0.75%	April 30, 2010
LVIP American International Fund	0.75%	April 30, 2010

**The fee is stated on an annualized basis but would be computed each business day based on the average daily net asset value of the Service Class II shares of each Fund.

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